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                          AMENDED EMPLOYMENT AGREEMENT


         THIS AGREEMENT is entered into this 1st day of October, 2003, by and between HIGGINS INSURANCE ASSOCIATES, INC. (hereinafter referred to as "Employer" or "Higgins"), a corporation organized under the Professional Corporation Law of the Commonwealth of Pennsylvania, and JOSEPH P. SCHLITZER, (hereinafter referred to as "Employee").

                                    RECITALS


         WHEREAS, the parties entered into an Employment Agreement on December 29, 2000; and

         WHEREAS, the intention of the parties is that the Employment Agreement of December 29, 2000 be amended in certain particulars and therefore, the parties, in consideration of the mutual promises and covenants contained in this Amended Employment Agreement, and with the intent to be legally bound hereby, agree as follows:

         1. That provision of the Agreement of December 29, 2000 entitled "4. Compensation" is amended to reflect the commission schedule set forth in Appendix AA.

         2. That provision of the Agreement of December 29, 2000 entitled "9. Non-Competition Covenant" is modified as follows: During the term of this Employment Agreement and any extension, and without regard to its termination for any reason which does not constitute a breach of this Employment Agreement buy Higgins, and for a period of two (2) years thereafter, Employee shall not, unless acting pursuant hereto or with the prior written consent of Higgins:





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         A. Solicit or divert to any Competing Business any individual or entity which is a customer/insured or Higgins for which any insurance products and/or services are being provided by Higgins;

         B. Employ, attempt to employ, solicit or assist any Competing Business in employing any employee or contractor of Higgins; or

         C. Engage in any actions or activities either by way of written or oral statement or otherwise, intended to divert existing or prospective customers/insureds from Higgins to any Competing Business within the geographic confines of this Agreement as set forth below.

         During the term of this Employment Agreement and any extension and without regard to its termination for any reason which does not constitute a breach of this Employment Agreement by Higgins, and for a period of one (1) year thereafter, Employee shall not, unless acting pursuant hereto or with the prior consent of Higgins:

         A. Solicit or divert to any Competing Business any individual or entity for which insurance products and/or services could be provided by Higgins;

         B. Directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of,





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or be connected as an officer, director, employee, partner, principal, agent, broker, representative, consultant or otherwise with, or use or permit Employee's name to be used in connection with any competing Business, as defined below; provided, however, but notwithstanding the foregoing, this provision shall not be construed to prohibit the ownership by employee of not more than one (1%) per cent of the capital stock of any corporation which is engaged in any Competing Business having a class of securities registered pursuant to the Securities Exchange Act of 1934.

         C. Employee acknowledges and agrees that the scope and extent of this non-competition and restrictive covenant shall have application to all counties in which Employer, and Northeast Pennsylvania Financial Corporation and its subsidiaries had offices and branch offices during the term of this Agreement. This covenant shall have effect for a period of twelve (12) months following termination of this Agreement.

         The remaining covenants contained in paragraph 9 are ratified and confirmed.

         3.  In all other respects, the provisions of the Agreement of









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December 29, 2000, which have not been specifically modified herein, are ratified and confirmed.

ATTEST:                                    HIGGINS INSURANCE ASSOCIATES, INC.

/s/ John W. Sink                           By: /s/ Thomas L. Kennedy
-----------------------                       ---------------------------
Secretary

/s/ Karolyn Dixon                          /s/ Joseph P. Schlitzer
-----------------------                    ------------------------------
Witness                                    Employee:  JOSEPH P. SCHLITZER
















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Appendix AA


Schedule of commissions payable
This appendix effective 10/1/03, relative to all commissions receivable after 10/1/03, is to be incorporated and embodied in the accompanying agreement as pursuant to paragraph 4 of that agreement, sets forth the Employee's commission payable pursuant to the terms of the agreement and this appendix

         1.) The parties agree that the following definition shall have application to both agreement and this appendix.

                  "Life Insurance" or Life-Related Products" is hereby generally defined to mean Life, Health and Accident (including student accident), Long Term Care, and other product normally associated with full time Life Sales personnel.

                  "Investment related products" requiring NASD licenser inclusive of securities investments, mutual fund sales, fixed and variable annuities and related sales and service.

                  "Personal Lines Insurance" is herby generally defined as Auto, Homeowners, and other types of Property and Casualty Insurance handled by the Personal Lines Department of FIRST FEDERAL.

                  "Commercial Lines Insurance" is hereby generally defined as Buildings, Contents, Workers Compensation, Bonds and other types of property and Casualty Insurance handled by the Commercial Lines Department of FIRST FEDERAL.

                  Employee benefits/group products include employer-sponsored life, health, disability, dental, voluntary benefit plans and pensions plans.

         2.) The coding of business and calculation of the amount of the applicable commissions and payments to employee shall be based solely and exclusively on the accounting and other records of FIRST FEDERAL which both parties hereto agree will be controlling.

         3.) The Employee's commission subject to the provisions of paragraph 4 of this appendix will be as follows:





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                       a.) Life-Related Products: 30% of premium up to target
                           Premium levels + 30% of gross commissions on 1035 monies in excess of target premium
                       b.) Personal Line Insurance :25% of first year agent
                           level commission, 0% renewals;


                       c.) Commercial Lines Insurance: 35% of first year and
                           renewal agent level commissions;
                       d.) Employee benefits/group product is 35% first year,
                           and renewal agent level commission;
                       e.) Annuities: annuity commissions will be paid per the
                           following breakdown:

                                1. 10% of the gross agency commission where a
                                   licensed bank employee writes the business, 30% renewal
                                2. 20% of gross agency commission when agent
                                   writes business from a referral of licensed bank employee, <$50,000 in premium volume. 25% of gross agency commission when agent writes business from a referral of a licensed bank employee, >$50,001 in premium volume.
                                3. 30% of the gross agency commission for sales
                                   generated from a referral from any and all
                                   affiliates of Northeast Pennsylvania
                                   Financial Corp., 30% renewal.
                                4. 35% of gross agency commission for sales
                                   which have been prospected and generated by the sales agent, 30% renewal

                       f.) Mutual Funds and Variable Annuities: will be
                           compensated to all appropriately licensed reps at a rate of 35% of gross agency commission 30% renewal.

         4.) Employee acknowledges that First Federal, upon ten (10) day's written notice, has the absolute, unqualified and unilateral right without reason stated to change the commissions payable set forth in paragraph 3.



         ATTEST:                                     FIRST  FEDERAL

         /s/ John W. Sink                            /s/ Thomas L. Kennedy
         --------------------------                  ------------------------

         /s/ Karolyn Dixon                           /s/ Joseph P. Schlitzer
         --------------------------                  ------------------------
         Witness                                     Employee